Exhibit 10.1

$300,000,000

LADDER CAPITAL FINANCE HOLDINGS LLLP

LADDER CAPITAL FINANCE CORPORATION

5.875% Senior Notes due 2021

Purchase Agreement

July 29, 2014
Deutsche Bank Securities Inc.
As Representative of the
several Initial Purchasers listed
on Schedule 1 hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Company”), and Ladder Capital Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”), jointly and severally, propose to issue and sell to the several initial purchasers listed on Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of their 5.875% Senior Notes due 2021 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of August 1, 2014 (the “Indenture”) among the Issuers, Wilmington Trust, National Association, as trustee (the “Trustee”), and the guarantors listed on Schedule 2 hereto (the “Guarantors”), including Ladder Capital Corp, a Delaware corporation (the “Parent Guarantor,” and, together with the other Guarantors and the Issuers, the “Ladder Parties”), the direct and indirect parent of the Company and the Co-Issuer, respectively.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum, dated July 29, 2014 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated the date hereof (the “Offering Memorandum”), setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

The Ladder Parties hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.

(a)           On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name on Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from August 1, 2014 to the Closing Date. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Issuers understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)             it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)            it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of its initial offering except:

(A)         within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)          in accordance with the restrictions set forth in Annex C hereto.

(c)            Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided, that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e)           The Ladder Parties acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Ladder Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Ladder Parties or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Ladder Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Ladder Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Ladder Parties with respect thereto. Any review by the Representative or any Initial Purchaser of the Ladder Parties and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Ladder Parties or any other person.

2.             Payment and Delivery.

(a)           Payment for and delivery of the Securities will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York City time, on August 1, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Ladder Parties. The Ladder Parties jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Ladder Parties in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)           Additional Written Communications. The Ladder Parties (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Ladder Parties or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), a “Ladder Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Ladder Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation and warranty with respect to any statements or omissions made in each such Ladder Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Ladder Parties in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in any Ladder Written Communication. Any information in a Ladder Written Communication that is not otherwise included in the Time of Sale Information and the Offering Memorandum does not conflict with the information contained in the Time of Sale Information or the Offering Memorandum.

(c)           Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information or the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Parent Guarantor and its subsidiaries, on a consolidated basis, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Parent Guarantor and its subsidiaries and presents fairly in all material respects the information shown thereby. The selected historical consolidated financial information and the summary consolidated financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein and comply with the Commission’s rules and guidelines with respect thereto. All disclosures included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum regarding “non-GAAP financial measures,” as such term is defined by Commission rules and regulations, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act to the extent applicable. The Ladder Parties and their subsidiaries do not have any material liabilities or obligations, direct or contingent, including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46, not disclosed in the Time of Sale Information and the Offering Memorandum. There are no financial statements, historical or pro forma, that would be required to be included in the Time of Sale Information or the Offering Memorandum if the Securities were being registered with the Commission under the Securities Act, that are not included as would be required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Time of Sale Information fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)           No Material Adverse Change. Since the date of the most recent financial statements of the Parent Guarantor included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) other than the secured funding advances received by Tuebor Captive Insurance Company LLC under its membership in the Federal Home Loan Bank, reductions in capital stock related to the payment of taxes on newly vested shares under the terms of certain employment agreements, and the Company’s regular quarterly tax distributions to its partners, there have not been any changes in the capital stock or long-term debt of the Ladder Parties or any of their subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any of the Ladder Parties on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, results of operations or prospects of the Ladder Parties and their subsidiaries taken as a whole; (ii) none of the Ladder Parties nor any of their subsidiaries have entered into any transactions or agreements that are material to them taken as a whole or incurred any liabilities or obligations, direct or contingent, that are material to them taken as a whole; and (iii) none of the Ladder Parties nor any of their subsidiaries have sustained any loss or interference with their businesses that is material to the Ladder Parties and their subsidiaries taken as a whole that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(f)           Organization and Good Standing. The Ladder Parties and each of their subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, financial position, results of operations or prospects of the Ladder Parties and their subsidiaries taken as a whole or on the performance by the Ladder Parties of their obligations under this Agreement and the Securities (a “Material Adverse Effect”). The Parent Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 3 to this Agreement.

(g)           Capitalization. The Parent Guarantor has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, to the extent of the Parent Guarantor’s ownership interest, directly or indirectly by the Parent Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than transfer restrictions imposed under applicable securities laws) or any other claim of any third party (collectively, “Liens”), except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(h)           Due Authorization. Each of the Ladder Parties and the Guarantors has the full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) to which it is a party and to perform its respective obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)            The Indenture. The Indenture has been duly authorized by each of the Ladder Parties and on the Closing Date will be duly executed and delivered by each of the Ladder Parties and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Ladder Parties enforceable against each of the Ladder Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”).

(j)            Authorization of the Securities. The Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Authorization of the Guarantees. The guarantees of the Guarantors under the Indenture (the “Guarantees”) have been duly authorized. When the Securities are executed and authenticated and the Guarantees are executed and delivered in accordance with the provisions of the Indenture, the Guarantees will have been duly executed, issued and delivered and will constitute valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Ladder Parties.

(m)          Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)           No Violation or Default. None of the Ladder Parties nor any of their subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement or other contract, agreement, instrument or obligation to which any of the Ladder Parties or any of their subsidiaries is a party or by which any of the Ladder Parties or any of their subsidiaries is bound or to which any property, right or asset of any of the Ladder Parties or any of their subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           No Conflicts. The execution, delivery and performance by the Ladder Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by each of the Ladder Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any such party or its subsidiaries pursuant to any lease, indenture, mortgage, deed of trust, loan agreement or other contract, agreement, instrument or obligation to which such entity is a party or by which it is bound or to which any of its properties, rights or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any such entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Ladder Parties of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by each of the Ladder Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(q)           Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending, to which any of the Ladder Parties or any of their subsidiaries is a party, or, to the knowledge of the Ladder Parties, to which any of the Ladder Parties or any of their subsidiaries would reasonably be expected to become a party, or to which any property, right or asset of any of the Ladder Parties or any of their subsidiaries is, or, to the knowledge of the Ladder Parties, would reasonably be expected to be subject that, individually or in the aggregate, if determined adversely to such entity, based on the knowledge of the Ladder Parties, would reasonably be expected to have a Material Adverse Effect; and, to the actual knowledge of the Ladder Parties, no such Actions are contemplated or threatened by any governmental or regulatory authority or by others.

(r)            Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Parent Guarantor and its subsidiaries, is an independent registered public accounting firm, with respect to the Parent Guarantor and its subsidiaries, as required by the Securities Act and within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(s)           Real and Personal Property. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, the Ladder Parties and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Ladder Parties and their subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Intellectual Property. Except as would not individually or in the aggregate be reasonably be expected to have a Material Adverse Effect and except as disclosed in each of the Time of Sale Information and the Offering Memorandum, (i) the Ladder Parties and their subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Ladder Parties and their subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Ladder Parties and their subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the actual knowledge of the Ladder Parties, the Intellectual Property of the Ladder Parties and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(u)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Ladder Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Ladder Parties or any of their subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v)           Investment Company Act. Neither the Ladder Parties nor any of their subsidiaries are, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” required to be registered as such within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)          Taxes. The Ladder Parties and their subsidiaries have paid all federal, state and other material taxes and filed all federal, state and other material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material tax deficiencies that have been, or could reasonably be expected to be, asserted against any of the Ladder Parties or any of their subsidiaries or any of their respective properties or assets (except for such taxes that are not delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles).

(x)            Licenses and Permits. Except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Ladder Parties and their subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither any of the Ladder Parties nor any of their subsidiaries have received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)           No Labor Disputes. No labor disturbance by or dispute with employees of any of the Ladder Parties or any of their subsidiaries exists or, to the actual knowledge of the Ladder Parties, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Compliance with Environmental Laws. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, (i) the Ladder Parties and their subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that would with respect to clause (x), (y) or (z), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Ladder Parties or their subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or, to the actual knowledge of the Ladder Parties, that are contemplated or threatened, against any of the Ladder Parties or any of their subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (y) the Ladder Parties and their subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of the Ladder Parties and their subsidiaries anticipate material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)         Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Parent Guarantor or any member of its “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 430 of the Code or Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 430 of the Code or Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur (other than an event for which the 30 day notice period is waived by regulation); (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) none of the Ladder Parties or any member of their respective Controlled Groups have incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than administrative expenses, contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assets of the Ladder Parties constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(bb)         Accounting Controls. The Parent Guarantor and its subsidiaries maintain systems of “internal control over financial reporting,” as defined in Rule 13a-15(f) of the Exchange Act, that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Time of Sale Information fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise disclosed in the Offering Memorandum, to the Parent Guarantor’s knowledge, there are no material weaknesses or significant deficiencies in the internal controls of the Parent Guarantor and its subsidiaries, and there has been no change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, their internal controls over financial reporting since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum. The Parent Guarantor does not have actual knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Parent Guarantor and its subsidiaries.

(cc)         Disclosure Controls and Procedures. The Parent Guarantor has established and maintains “disclosure controls and procedures,” as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act. The Parent Guarantor’s “disclosure controls and procedures” are reasonably designed to ensure that (i) all information, both financial and non-financial, required to be disclosed by the Parent Guarantor in the reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and (ii) all such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the relevant chief executive officer and chief financial officer required under the Exchange Act with respect to such reports.

(dd)         Insurance. The Ladder Parties and their subsidiaries have insurance from insurers of recognized financial responsibility covering their respective properties, operations, personnel and businesses, including extra expense coverage insurance, which insurance is in amounts and insures against such losses and risks as the Ladder Parties’ management teams reasonably believe are adequate to protect the Ladder Parties and their subsidiaries and their respective businesses; and none of the Ladder Parties or any of their subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Ladder Parties and their subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)         No Unlawful Payments. Neither the Ladder Parties nor any of their subsidiaries, nor, to the knowledge of the Ladder Parties, any director or officer, nor, to the actual knowledge of the Ladder Parties, any agent, employee, affiliate or other person associated with or acting on behalf of any of the Ladder Parties or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful contribution or payment to any foreign or domestic government official, candidate for office or employee from corporate funds; (iii) violated or is in violation of any provision of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which any such person is subject; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Ladder Parties and their subsidiaries have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted, and maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)           Compliance with Money Laundering Laws. The operations of the Ladder Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations under any of the foregoing, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ladder Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending, nor, to the actual knowledge of the Ladder Parties, threatened.

(gg)        No Conflicts with Sanctions Laws. None of the Ladder Parties, any of their subsidiaries or, to the knowledge of the Ladder Parties, any director, officer, agent, employee, affiliate or representative of the Ladder Parties or any of their subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Ladder Parties or any of their subsidiaries located, organized or resident in a country or countries or territory or territories that is or are the subject of Sanctions; and the Ladder Parties will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

(hh)         Solvency. On and immediately after the Closing Date, each of the Parent Guarantor, the Company and the Co-Issuer, each with its subsidiaries on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ii)           Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Issuers.

(jj)           No Restrictions on Subsidiaries. Other than (i) Tuebor Captive Insurance Company LLC, because of state regulations that require that dividends may only be made with regulatory approval, (ii) Ladder Capital Securities LLC, because of Commission and Financial Industry Regulatory Authority, Inc., broker–dealer regulations concerning capital levels, allocations and withdrawals and (iii) except as disclosed in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Ladder Parties is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any of the Ladder Parties, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Ladder Parties any loans or advances to such subsidiary from such Ladder Party or from transferring any of such subsidiary’s properties or assets to any of the Ladder Parties or any of their subsidiaries, except for any such restrictions that will be permitted by the Indenture or that are permitted by the indenture, dated as of September 19, 2012, among the Company, the Co-Issuer, and Wilmington Trust, National Association, as trustee, relating to the Issuers’ $325,000,000 7.375% Senior Notes due 2017, as amended or supplemented.

(kk)         No Broker’s Fees. None of the Ladder Parties and none of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll)           Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm)       No Integration. None of the Ladder Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn)         No General Solicitation or Directed Selling Efforts. None of the Ladder Parties nor, to the actual knowledge of the Ladder Parties, any of their affiliates or any other person acting on such an entity’s behalf (other than the Initial Purchasers, as to which no representation is made), has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo)         Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(pp)         No Stabilization. None of the Ladder Parties has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq)         Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)           Statistical and Market Data. Nothing has come to the attention of the Ladder Parties that has caused the Ladder Parties to believe that the statistical, industry-related and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects and such data agree with the sources from which they are derived.

(ss)         Regulation Disclosure. The disclosures contained in the Time of Sale Information and the Offering Memorandum under the headings “Business—Regulation—Regulation as an Investment Adviser,” “—Regulation as a Broker–Dealer,” and “—Regulation as a Captive Insurance Company” fairly and accurately summarize in all material respects the matters set forth therein.

(tt)           Senior Management. None of the Ladder Parties is aware of any impending changes to their senior management teams, including, for the Parent Guarantor, the chief executive officer; president; chief investment officer; chief strategy officer, general counsel and co-head of securitization; chief financial officer; head of merchant banking and capital markets; and head of asset management.

(uu)         Information Technology. The information technology systems used by the Ladder Parties and their subsidiaries are adequate for, and operate and perform in all material respects as required in connection with, the operation of their business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv)         Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Ladder Parties of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be necessary to qualify the Securities for offering by the Initial Purchasers under state securities or Blue Sky laws).

(ww)       Sarbanes–Oxley Compliance. Solely to the extent that the Sarbanes–Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes–Oxley Act”) have been applicable to the Parent Guarantor, there is and has been no failure on the part of the Parent Guarantor to comply in all material respects with any provision of the Sarbanes–Oxley Act. The Parent Guarantor has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes–Oxley Act that are in effect and with which it is required to comply (including Section 402 related to loans) as of the date hereof and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes–Oxley Act not currently in effect or which will become applicable to it.

4.             Further Agreements of the Ladder Parties. Each of the Ladder Parties jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies. The Ladder Parties will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Ladder Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)          Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Ladder Parties will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute or file any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)           Additional Written Communications. Before using, authorizing, approving or referring to any Ladder Written Communication, the Ladder Parties will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative. The Ladder Parties will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Ladder Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Ladder Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Ladder Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Ladder Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Ladder Parties will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Ladder Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Ladder Parties will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information, or any document to be filed with the Commission and incorporated by reference therein, as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented, including any such document to be incorporated by reference therein, will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Ladder Parties will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum, or any document to be filed with the Commission and incorporated by reference therein, as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented, including any such document to be incorporated by reference therein, will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)           Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither of the Issuers shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof each of the Ladder Parties will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Ladder Parties and having a tenor of more than one year. Notwithstanding the foregoing, the Ladder Parties and their subsidiaries may offer, sell, contract to sell or otherwise dispose of Permitted Funding Indebtedness (as defined in the Indenture) without the prior written consent of the Representative during such 60 day period.

(i)            Use of Proceeds. The Ladder Parties will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)            Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Ladder Parties will, during any period in which neither the Company nor the Parent Guarantor is subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)           DTC. The Ladder Parties will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Resales by the Ladder Parties. The Ladder Parties will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Ladder Parties or any of their affiliates and resold in a transaction registered under the Securities Act.

(m)          No Integration. None of the Ladder Parties and their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)           No General Solicitation or Directed Selling Efforts. None of the Ladder Parties nor any of their affiliates nor any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)           No Stabilization. None of the Ladder Parties, nor, to their knowledge, any of their affiliates, will, directly or indirectly, take any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)           ERISA. The Ladder Parties will use reasonable best efforts to conduct their operations to limit participation in each of the Ladder Parties by “Benefit Plan Investors” so that such participation is not “significant,” (as such terms are defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or to otherwise avoid holding “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(q)           Investment Company Act. None of the Ladder Parties nor any of their subsidiaries will invest or otherwise use the proceeds received from the offering and sale of the Securities in such a manner as would require any of them to register as an investment company under the Investment Company Act.

5.             Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not, use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains only the preliminary or final terms of the Securities or their offering and/or other information that was included in the Time of Sale Information or the Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Ladder Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties. The representations and warranties of the Ladder Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Ladder Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Ladder Parties or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Ladder Parties or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)          Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Ladder Parties who has specific knowledge of such entity’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Ladder Parties in this Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) and that the Ladder Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinion and Negative Assurance Letter of Counsel for the Issuers. Kirkland & Ellis LLP, counsel for the Ladder Parties, shall have furnished to the Representative, at the request of the Ladder Parties, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form set forth in Annex D hereto.

(g)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)            Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Ladder Parties in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k)           Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Ladder Parties and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of each of the Issuers and duly authenticated by the Trustee.

(l)            Additional Documents. On or prior to the Closing Date, the Ladder Parties shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers. Each of the Ladder Parties jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Ladder Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Ladder Parties in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)           Indemnification of the Ladder Parties. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Ladder Parties, each of their respective directors and officers and each person, if any, who controls the Ladder Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Ladder Parties in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Ladder Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the second paragraph, the fourth and fifth sentences of the ninth paragraph and the eleventh paragraph under the heading “Plan of distribution.”

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Deutsche Bank Securities Inc. and any such separate firm for the Ladder Parties, their respective directors and officers and any control persons of the Ladder Parties shall be designated in writing by the Ladder Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Ladder Parties on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Ladder Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Ladder Parties on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Ladder Parties from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Ladder Parties on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ladder Parties or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Ladder Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market; (ii) trading of any securities issued or guaranteed by any of the Ladder Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.             Defaulting Initial Purchaser.

(a)           If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed on Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers, except that the Issuers will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Ladder Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Ladder Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Ladder Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Ladder Parties jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Ladder Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of the Ladder Parties or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Ladder Parties or the Initial Purchasers.

13.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Ladder Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.           Miscellaneous.

(a)           Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Deutsche Bank Securities Inc. on behalf of the Initial Purchasers, and any such action taken by Deutsche Bank Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344); Attention: Syndicate Manager. Notices to the Ladder Parties shall be given to them at Ladder Capital Corp, Ladder Capital Finance Holdings LLLP, Ladder Capital Finance Corporation, 345 Park Avenue, 8th Floor, New York, New York, 10154 (fax: (212) 715-3170); Attention: Marc Fox and Pamela McCormack.

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Ladder Parties and each of the Initial Purchasers agree that any suit or proceeding arising in respect of this Agreement or the Initial Purchasers’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Ladder Parties and the Initial Purchasers agree to submit to the jurisdiction of, and to venue in, such courts.

(d)           The Ladder Parties and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LADDER CAPITAL FINANCE HOLDINGS LLLP
By: Ladder Capital Corp, its General Partner

By:
Name:
Title:

LADDER CAPITAL FINANCE CORPORATION

By:
Name:
Title:

LADDER CAPITAL CORP

By:
Name:
Title:

LADDER MIDCO LLC
LADDER MIDCO III LLC
LADDER MIDCO II LLC
LADDER MEMBER CORPORATION
LADDER CAPITAL FINANCE PORTFOLIO LLC
LCR INCOME I LP LLC
LADDER CAPITAL REALTY II LLC
LADDER CAPITAL FINANCE PORTFOLIO II LLC
LADDER CAPITAL FINANCE LLC
LADDER CAPITAL CRE EQUITY LLC
LADDER GRACE LAKE MEMBER LLC
ONP JV MEMBER LLC
LVT JV MEMBER LLC
IOP JV MEMBER LLC
ONP ROOFTOP JV MEMBER LLC
CANPAC JV MEMBER LLC

By:
Name:
Title:	Authorized Signatory

[Signature Page to Purchase Agreement]

The foregoing is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
on Schedule 1 hereto.

By:
Name:
	Title:	Authorized Signatory

By:
Name:
	Title:	Authorized Signatory